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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.: 333-108817, 333-92340, 333-84710, 333-44548, 333-60150, 333-120564 and 333-127850) and the Registration Statements on Form S-3 (Nos.: 333-111791, 333-107723, 333-106944, and 333-111150) of UTStarcom, Inc. of our report dated June 1, 2006, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP

San Jose, California
June 1, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM